UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 7, 2024, Cerence Inc. (the “Company”) issued a press release announcing the appointment of Brian Krzanich as President and Chief Executive Officer of the Company and reaffirming its fourth quarter fiscal 2024 guidance previously announced in conjunction with its third quarter fiscal 2024 financial results on August 8, 2024. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference. This report and the press release attached hereto as Exhibit 99.1 contain statements intended as “forward-looking statements” that are subject to the cautionary statements regarding forward-looking statements set forth in the press release.

The information in this Item 2.02 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2024, the Board of Directors (the “Board”) of the Company appointed Brian Krzanich as President and Chief Executive Officer (and “principal executive officer”) of the Company, effective October 7, 2024.

Mr. Krzanich, 64, most recently served as Chief Executive Officer of CDK Global, an automotive software company, from 2018 to 2022. Prior to that, Mr. Krzanich served in a number of roles at Intel Corporation beginning in 1982, leading to his ascension to the role of Chief Executive Officer of Intel Corporation from 2013 to 2018. Under his leadership, Intel expanded from its core CPU market into next-generation technologies ranging from cloud computing and artificial intelligence to autonomous vehicles, among others. Mr. Krzanich currently serves on the Board of Directors of SES AI Corporation. He has previously served on the Board of Directors of Electric Last Mile from 2021 to 2022, AMS Osram Ag from 2019 to 2023 and Deere & Company from 2016 to 2018. Mr. Krzanich holds a Bachelor’s Degree in Chemistry from San Jose State University.

In his capacity as President and Chief Executive Officer, Mr. Krzanich will receive a base salary of $600,000 per year. In addition, Mr. Krzanich will be eligible to participate in the Company’s Short Term Incentive Plan with a target opportunity equal to 100% of his base salary. In connection with his appointment, Mr. Krzanich will receive an initial equity award with a target aggregate value of $6.0 million. Such award will consist of 50% time-based restricted stock units and 50% performance-based restricted stock units. The time-based restricted stock units will vest in three equal installments on each of October 7, 2025, October 7, 2026 and October 7, 2027, in each case subject to Mr. Krzanich’s continued service with the Company through the applicable vesting date. The performance-based restricted stock units will be earned based on the achievement of Company performance metrics during the three fiscal-year period ending on September 30, 2027, subject to Mr. Krzanich’s continued service with the Company through the vesting date. These equity awards will be subject to the terms and conditions set forth in the 2024 Inducement Plan (as defined below) and the applicable award agreement.

In connection with his appointment, Mr. Krzanich has entered into a change of control and severance agreement with the Company (the “Severance Agreement”). The Severance Agreement provides that, in the event that Mr. Krzanich’s employment is terminated by the Company other than for “cause” (as defined in the Severance Agreement) and for a reason other than due to his death or “disability” (as defined in the Severance Agreement) outside of the one-year period following a “change of control” (as defined in the Severance Agreement), Mr. Krzanich will be eligible to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect; (ii) a lump sum payment equal to 150% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs; (iii) vesting of the portion of his time-based equity awards that would have vested in the 18 months following the termination date; (iv) vesting of the earned portion of any performance-based equity awards for which the performance period is complete as of the termination date and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance through the end of the performance period; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

If Mr. Krzanich’s employment is terminated by the Company other than for cause and for a reason other than due to his death or disability or he resigns for “good reason” (as defined in the Severance Agreement) within one year following a change of control, he will instead be eligible to receive: (i) a lump sum payment equal to 200% of his annual base salary then in effect (or, if greater, as in effect immediately prior to the change of control); (ii) a lump sum payment equal to 200% of his target bonus for the year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control) and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control); (iii) accelerated vesting of 100% of his unvested time-based equity awards; (iv) except as otherwise provided in the applicable award agreement, accelerated vesting of 100% of his performance-based equity awards based on actual performance through the termination date, if measurable, and based upon target performance if performance is not measurable as of the termination date; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

Under the Severance Agreement, in the event that Mr. Krzanich’s employment is terminated due to death or disability, he will be eligible to receive accelerated vesting of 100% of his unvested time-based equity awards, 100% of the earned portion of any performance-based equity awards for which the performance period is complete, and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance through the end of the performance period.

To receive the foregoing severance payments and benefits, except in the case of a termination due to death, Mr. Krzanich is required to enter into a separation and release agreement in favor of the Company.

Mr. Krzanich succeeds Dr. Stefan Ortmanns as President and Chief Executive Officer of the Company. Dr. Ortmanns will remain an employee of the Company’s German subsidiary and available to facilitate the transition. Upon the termination of Dr. Ortmanns’ employment, he will be entitled to receive the severance compensation and benefits provided under his existing change of control equity acceleration agreement with the Company and change of control and severance agreement with the Company’s German subsidiary, as well as such other compensation and benefits to which he may be entitled pursuant to contractual obligations and/or local statutory requirements as a result of a termination of employment. Such payments and benefits will be subject to his execution and effectiveness of a termination agreement under applicable law. In connection with this leadership transition, Dr. Ortmanns resigned as a member of the Board, effective October 7, 2024.

On October 6, 2024, the Board elected Mr. Krzanich as a director of the Company, effective October 7, 2024, to fill the vacancy created by the resignation of Dr. Ortmanns from the Board, to hold office for a term expiring at the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, resignation or removal. The Company will enter into an indemnification agreement with Mr. Krzanich in substantially the same form entered into with the other directors and executive officers of the Company.

There are no other arrangements or understandings between Mr. Krzanich and any other person pursuant to which Mr. Krzanich was appointed as President and Chief Executive Officer or a director of the Company. Mr. Krzanich is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Copies of Mr. Krzanich’s offer letter and Severance Agreement are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference. The above summary of the offer letter and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Amendment No. 1 to 2024 Inducement Plan

On October 6, 2024, the Board adopted Amendment No. 1 (the “Amendment”) to the Cerence Inc. 2024 Inducement Plan (the “2024 Inducement Plan”), which increased the number of authorized shares of the Company’s common stock available for issuance under the 2024 Inducement Plan from 600,000 to 3,000,000. All of the other terms of the 2024 Inducement Plan remain the same. The Amendment was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2024 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Amendment is filed herewith as Exhibit 10.3 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter by and between the Company and Brian Krzanich

10.2	Change of Control and Severance Agreement, dated October 7, 2024, by and between the Company and Brian Krzanich

10.3	Amendment No. 1 to Cerence Inc. 2024 Inducement Plan

99.1	Press Release issued by Cerence Inc. on October 7, 2024*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERENCE INC.

Date: October 7, 2024	By:	/s/ Tony Rodriquez
	Name:	Tony Rodriquez
	Title:	Interim Chief Financial Officer